TAMBORIL CIGAR COMPANY
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9

FOR IMMEDIATE RELEASE

TAMBORIL CIGAR COMPANY
INSTITUTES INVOLUNTARY BANKRUPTCY PROCEEDING
AGAINST MEGA-C POWER CORPORATION

VAUGHAN, ONTARIO – April 5, 2004 – Tamboril Cigar Company (OTC Pink Sheets: SMKE) announced today that it has instituted an involuntary Chapter 11 Bankruptcy proceeding against Mega-C Power Corporation by filing a creditors petition in the US Bankruptcy Court for the State of Nevada, Northern Division.

Commenting on the filing, John Petersen, the company’s chief financial officer and general counsel said, “The pending lawsuits disclosed in our Annual Report on Form 10-KSB involve a number of complex legal issues arising under the laws of the State of Nevada and the United States. We believe that the Bankruptcy Court, which has plenary jurisdiction over Mega-C, its properties and its contracts, can most efficiently resolve these issues. We hope that a prompt resolution of these legal issues in the Bankruptcy Court will narrow the issues and reduce the future costs associated with the ongoing Canadian litigation. We also hope that the Bankruptcy Court proceeding will facilitate the registration and ultimately simplify the distribution of the 117 million Tamboril shares that are currently on deposit in an irrevocable Trust for the Benefit of the Shareholders of Mega-C Power Corporation.”

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations or beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a detailed description of the risk factors and uncertainties affecting the Company, please refer to the complete text of our Current Report on Form 8-K and our Rule 14f-1 Information Statement, each of which is available at www.sec.gov .

For further information, please contact: Robert Appel of CCB Communications, mclr@sympatico.ca , ?477-0955; or John Petersen of Tamboril Cigar Company jlp@ipo-law.com , ?401-4750.